Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

SANDY SPRING BANCORP REPORTS FOURTH QUARTER EARNINGS OF $34.0 MILLION
Company's Year Over Year Loan Growth Exceeds 14%

OLNEY, MARYLAND, January 26, 2023 — Sandy Spring Bancorp, Inc. (Nasdaq-SASR), the parent company of Sandy Spring Bank, reported net income of $34.0 million ($0.76 per diluted common share) for the quarter ended December 31, 2022, compared to net income of $45.4 million ($0.99 per diluted common share) for the fourth quarter of 2021 and $33.6 million ($0.75 per diluted common share) for the third quarter of 2022.

Current quarter core earnings were $35.3 million ($0.79 per diluted common share), compared to $46.6 million ($1.02 per diluted common share) for the quarter ended December 31, 2021 and $35.7 million ($0.80 per diluted common share) for the quarter ended September 30, 2022. Core earnings are determined by excluding the after-tax impact of merger, acquisition and disposal expense, the loss on FHLB redemptions, amortization of intangibles, gain or loss on disposal of assets, contingent payment expense and investment securities gains or losses. The primary drivers in the reduction in GAAP earnings and core earnings for the current period compared to the prior year quarter were the increase in the provisioning for credit losses and decline in non-interest income. The provision for credit losses for the current quarter was a charge of $10.8 million compared to a charge of $1.6 million for the fourth quarter of 2021 and a charge of $18.9 million for the third quarter of 2022.

“We are in the midst of a challenging economic environment that includes high inflation, an unprecedented interest rate environment, and a greater expectation of recession,” said Daniel J. Schrider, Chairman, President and CEO of Sandy Spring Bancorp, Inc. “Despite these challenges, we are strong and remain committed to achieving long-term success for our clients and shareholders. In 2023, we will continue to focus on growing client relationships with an emphasis on core funding.”

Fourth Quarter Highlights:

•At December 31, 2022, total assets were $13.8 billion, a 10% increase compared to $12.6 billion at December 31, 2021. Excluding PPP loans, total assets increased 11% year over year.

•Total loans, excluding PPP loans, increased 16% to $11.4 billion at December 31, 2022 compared to $9.8 billion at December 31, 2021. Excluding PPP loans, total commercial loans grew by $1.2 billion or 15% during the previous twelve months. During this period, the Company generated gross commercial loan production of $3.9 billion, of which $2.5 billion was funded, more than offsetting $1.2 billion in non-PPP commercial loan run-off. Funded commercial loan production during the fourth quarter of 2022 was $341.7 million. Total mortgage loans grew $377.5 million during the twelve months ended December 31, 2022.

•Deposits increased 3% to $11.0 billion at December 31, 2022 compared to $10.6 billion at December 31, 2021. Brokered time deposits drove a 64% increase in time deposits, which offset the year-over-year declines in all other categories of deposits. Excluding the impact of the increase in brokered time deposits, total deposits declined 4%.

•Net interest income for the fourth quarter of 2022 grew $1.4 million or 1% compared to the fourth quarter of 2021. While loan growth resulted in interest income increasing $35.2 million, it was substantially offset by the $33.9 million growth in interest expense for the comparative periods. Excluding PPP interest and fees, net interest income increased $10.5 million or 11% for the current quarter compared to the prior year quarter.

•For the fourth quarter of 2022, the net interest margin was 3.26% compared to 3.51% for the fourth quarter of 2021, and 3.53% for the third quarter of 2022. The decrease in net interest margin for the current quarter compared to the fourth quarter of the prior year and previous quarter was the result of the increase in the rate paid on interest-bearing liabilities outpacing the increase in the yield on interest-earning assets. The overall rate and yield increases were driven by the multiple federal funds rate increases that occurred over the preceding twelve months. Excluding the impact of PPP loan interest and fees and the amortization of fair value marks derived from previous acquisitions, the prior year quarter's net interest margin would have been 3.31% while the current quarter's margin remained at 3.26% and the margin for the prior quarter of the current year would have been 3.50%.

•The provision for credit losses directly attributable to the funded loan portfolio was $7.9 million for the current quarter compared to the prior year quarter’s provision for credit losses of $1.6 million. In addition, to the current quarter's provision for credit losses, the quarterly provision expense contained a provision charge of $2.9 million associated with unfunded loan commitments. Excluding the provision for unfunded commitments, the provision for the current quarter is a reflection of the impact of the deterioration in forecasted economic metrics and the increased probability of a recession.

•The current quarter's non-interest income decreased by 37% or $8.2 million compared to the prior year quarter. The decrease represents the cumulative result of the impact of the economic environment on mortgage banking activities and wealth management income, the decline in insurance commission income as a result of the disposition of the Company's insurance business during the second quarter of 2022 and lower bank card income due to regulatory restrictions on transaction fees.

•Non-interest expense for the current quarter decreased $1.8 million or 3% compared to the prior year quarter, driven primarily by decreases of $2.1 million in compensation and benefits expense, $1.0 million in occupancy expense and $0.5 million in other non-interest expense. These decreases were partially offset by increases in various other categories of operating expenses.

•Reflecting the impact of the increased provisioning for credit losses and the decline in non-interest income, return on average assets (“ROA”) for the quarter ended December 31, 2022 was 0.98% and return on average tangible common equity (“ROTCE”) was 12.53% compared to 1.41% and 16.07%, respectively, for the fourth quarter of 2021. On a non-GAAP basis, the current quarter's core ROA was 1.02% and core ROTCE was 13.02% compared to core ROA of 1.44% and core ROTCE of 16.49% for the fourth quarter of 2021.

•For the fourth quarter of 2022, the GAAP efficiency ratio was 53.23% compared to 51.75% for the fourth quarter of 2021, and 50.66% for the third quarter of 2022. The non-GAAP efficiency ratio for the fourth quarter of 2022 was 51.46% compared to 50.17% for the prior year quarter, and 48.18% for the third quarter of 2022.

Balance Sheet and Credit Quality

Total assets grew 10% to $13.8 billion at December 31, 2022, as compared to $12.6 billion at December 31, 2021. During this period, total loans grew by 14% to $11.4 billion at December 31, 2022, compared to $10.0 billion at December 31, 2021. At December 31, 2022, excluding PPP loans, total assets grew 11% and total loans grew 16% compared to December 31, 2021. Total commercial loans, excluding PPP loans, grew by $1.2 billion or 15% during the past twelve months. During this period, the Company generated commercial gross loan production of $3.9 billion, of which $2.5 billion was funded, offsetting $1.2 billion in non-PPP commercial loan payment activity. During the fourth quarter of 2022, funded commercial loan production was $341.7 million. The growth in the commercial portfolio, excluding PPP loans, occurred in all commercial portfolios led by the $1.0 billion or 24% growth in the investor owned commercial real estate portfolio. Year-over-year the total residential mortgage loan portfolio grew 37%, as a greater number of conventional 1-4 family mortgage and one-year ARM loans were retained to grow the portfolio. Deposits grew 3% during the preceding twelve months as interest-bearing deposits grew 6%, offset by a 3% decline in noninterest-bearing deposits. During the period, time deposits increased 64% driven by brokered deposits while money market accounts decreased 6%, savings accounts decreased 4% and interest-bearing demand accounts declined 11%. Excluding the impact of the increase in brokered deposits, total deposits decreased 4%. The decrease in noninterest-bearing deposits was driven by a decline in deposits maintained by title companies as mortgage activity slowed throughout the year. In addition, borrowings increased by $928.4 million during the period.

The tangible common equity ratio decreased to 8.18% of tangible assets at December 31, 2022, compared to 9.21% at December 31, 2021 as common equity was negatively impacted by the $123.4 million increase in the accumulated other comprehensive loss in the investment portfolio that resulted from the rising rate environment and the increase in tangible assets during the past year and, to a lesser extent, the $25.0 million repurchase of common shares during the previous twelve months. At December 31, 2022, the Company had a total risk-based capital ratio of 14.20%, a common equity tier 1 risk-based capital ratio of 10.23%, a tier 1 risk-based capital ratio of 10.23%, and a tier 1 leverage ratio of 9.33%.

Non-performing loans include non-accrual loans, accruing loans 90 days or more past due and restructured loans. Credit quality improved at December 31, 2022 compared to December 31, 2021, as the level of non-performing loans to total loans declined to 0.35% compared to 0.49%. These levels of non-performing loans compare to 0.40% for the prior quarter and indicate stable credit quality during a year of significant loan growth and economic uncertainty. At December 31, 2022, non-performing loans totaled $39.4 million, compared to $48.8 million at December 31, 2021, and $44.5 million at September 30, 2022. Loans placed on non-accrual during the current quarter amounted to $5.5 million compared to $0.5 million for the prior year quarter and $4.2 million for the third quarter of 2022. During the current quarter, the Company successfully resolved several large non-accrual relationships for a total pay-off of $9.5 million without incurring any charge-offs. The Company realized net recoveries of $0.1 million for the fourth quarter of 2022, as compared to net charge-offs of $0.4 million for the fourth quarter of 2021 and $0.5 million in recoveries for the third quarter of 2022.

At December 31, 2022, the allowance for credit losses was $136.2 million or 1.20% of outstanding loans and 346% of non-performing loans, compared to $128.3 million or 1.14% of outstanding loans and 289% of non-performing loans at the end of the previous quarter and $109.1 million or 1.10% of outstanding loans and 224% of non-performing loans at the end of 2021. The increase in the allowance during the current quarter compared to the previous quarter was primarily due to the impact of forecasted economic factors and an increase in the probability of an economic recession.

Income Statement Review

Quarterly Results

Net income was $34.0 million for the three months ended December 31, 2022 compared to net income of $45.4 million for the prior year quarter. The decline in the comparative quarter earnings was the result of the current quarter's increase in the provision for credit losses compared to the prior year's provision, coupled with a decrease in non-interest income. The decline in non-interest income was the result of the combination of lower mortgage banking income, a decline in wealth management income, reduced insurance commission income due to the impact of the sale of the Company's insurance business in the second quarter of 2022 and lower bank card fees resulting from the implementation of applicable regulations. Non-interest expense decreased 3% primarily as a result of the decline in compensation costs, occupancy costs and other expenses in the current quarter compared to the prior year quarter. Current quarter core earnings were $35.3 million ($0.79 per diluted common share), compared to $46.6 million ($1.02 per diluted common share) for the quarter ended December 31, 2021 and $35.7 million ($0.80 per diluted common share) for the quarter ended September 30, 2022.

Net interest income increased $1.4 million for the fourth quarter of 2022 compared to the fourth quarter of 2021. During the past twelve months, loan growth coupled with the rising interest rate environment was primarily responsible for a $35.2 million increase in interest income. This growth in interest income was substantially offset by the $33.9 million growth in interest expense as funding costs have also risen in response to the current year's rising rate environment. During the period, interest and fees on PPP loans declined by $9.1 million. Excluding this decline, net interest income grew 11% in the current year quarter compared to the prior year quarter, driven predominantly by interest income growth in all categories of commercial loans and, to a lesser degree, increases in residential mortgage loans, consumer loans and investment securities income. Interest expense grew due to the rising cost of interest-bearing deposits, primarily time and money market deposits, and the growth and cost of borrowings in the current year period compared to the same period of the prior year. The net interest margin for the fourth quarter of 2022 was 3.26% as compared to 3.51% for the same quarter of the prior year, as the yield on interest-earning assets, which rose 76 basis points, was offset by the 159 basis point rise in the rate paid on interest-bearing liabilities. Excluding the impact of PPP interest and fee income, in addition to the amortization of fair value marks associated with previous acquisitions, the net interest margin for the prior year quarter would have been 3.31% compared to the current quarter's 3.26%.

The total provision for credit losses was a charge of $10.8 million for the fourth quarter of 2022 compared to a charge of $1.6 million for the fourth quarter of 2021 and $18.9 million for the previous quarter. The provision for credit losses directly attributable to the funded loan portfolio was $7.9 million for the current quarter compared to the prior year quarter’s provision for credit losses of $1.6 million and $14.1 million for the third quarter of 2022. The current quarter's provision expense also contained a charge to the provision of $2.9 million associated with an increase in unfunded loan commitments compared to $4.8 million for the prior quarter. Excluding the provision for unfunded commitments, the provision for the current quarter reflects the impact of the deterioration in forecasted economic metrics coupled with the increased probability of a recession.

For the fourth quarter of 2022, non-interest income decreased $8.2 million or 37% compared to the prior year quarter. The decline reflects the cumulative result of the decrease in income from mortgage banking activities reflecting the impact of the economic environment, lower wealth management income driven by market performance, the decline in insurance commission income as a result of the second quarter's disposition of the Company's insurance business, and reduced bank card income due to regulatory restrictions on fee recognition.

Non-interest expense decreased $1.8 million or 3% for the fourth quarter of 2022, compared to the prior year quarter, as a result of a decline in compensation and benefits costs, occupancy expense and other non-interest expenses. Compensation and benefits costs during the comparative period was $2.1 million lower as a result of decreases in commission and incentive payments and reduced employee benefit costs, primarily pension and health insurance costs. Occupancy expense declined $1.0 million due to lower depreciation and rental expense as a result of fewer office locations during the preceding twelve months. The impact of these reductions was offset by operating cost increases in most of the remaining categories of non-interest expense.

For the fourth quarter of 2022, the GAAP efficiency ratio was 53.23% compared to 51.75% for the fourth quarter of 2021, and 50.66% for the third quarter of 2022. The increase in the GAAP efficiency ratio was primarily the result of the 5% decrease in GAAP revenue compared to the 3% decrease in GAAP non-interest expense during the comparative period. The non-GAAP efficiency ratio was 51.46% for the current quarter as compared to 50.17% for the fourth quarter of 2021, and 48.18% for the third quarter of 2022. The increase in the non-GAAP efficiency ratio (reflecting a decrease in efficiency) from the fourth quarter of the prior year to the current year quarter was primarily the result of the 5% decline in non-GAAP revenue, driven chiefly by the decrease in non-GAAP non-interest income, while non-GAAP expenses declined 2%. ROA for the fourth quarter ended December 31, 2022 was 0.98% and ROTCE was 12.53% compared to 0.99% and 12.10%, respectively, for the third quarter of 2022. On a non-GAAP basis, the current quarter's core ROA was 1.02% and core ROTCE was 13.02% compared to core ROA of 1.05% and core ROTCE of 12.86% for the third quarter of 2022.

Year-to-Date Results

The Company recorded net income of $166.3 million for the year ended December 31, 2022 compared to net income of $235.1 million for the prior year. Year-to-date earnings declined as a result of the provision for loan losses, which shifted from the significant credit in the prior year to the charge for the current year, the decline in most categories of non-interest income, which was partially mitigated by the impact of the sale of the insurance business, and the flattening of net interest income as the growth in interest expense significantly offset the increase in interest income. Core earnings were $160.3 million for the year ended December 31, 2022 compared to $246.7 million for the prior year. Core earnings for the current year compared to the prior year were reduced primarily as a result of the activity associated with the provision for credit losses, in addition to the decline in mortgage banking income, elimination of insurance agency commissions in the second half of the year and lower other non-interest income.

For the year ended December 31, 2022, net interest income increased $2.5 million compared to the prior year as a result of the $45.4 million increase in interest income, despite the $39.9 million reduction in PPP interest and fees, offset by the $42.9 million increase in interest expense. Excluding the impact of interest and fees on PPP loans, tax-equivalent interest income grew 21%, driven by non-PPP commercial loans which increased 22% compared to the prior year. The increase in interest expense was primarily the result of additional interest expense associated with money market and time deposit accounts and, to a lesser degree, FHLB borrowings and the subordinated debt issued in March 2022. The net interest margin declined to 3.44% for the year ended December 31, 2022, compared to 3.56% for the prior year. Excluding the impact of PPP interest and fees and the amortization of the fair value marks, the net interest margin for the year ended December 31, 2022 would have been 3.40% compared to 3.38% for the prior year.

The provision for credit losses for the year ended December 31, 2022 amounted to a charge of $34.4 million as compared to a credit of $45.6 million for 2021. The provision for credit losses for the year ended December 31, 2022 was a reflection of the growth in the loan portfolio, coupled with the management's consideration of the potential impact of current recessionary pressures and other portfolio qualitative metrics. The credit to the provision for credit losses for the prior year was a reflection of the net impact of forecasted economic metrics during 2021 and other factors applied in the determination of the allowance.

For the year ended December 31, 2022, non-interest income, which included a $16.7 million gain on the disposal of assets, decreased 15% to $87.0 million compared to $102.1 million for 2021. Excluding the gain, non-interest income decreased 31% driven by a 75% decline in income from mortgage banking activities, a 58% decline in insurance commission income, reduced bank card income of 36% and a 43% decline in other income. The decline in income from mortgage banking activities is the result of the rising interest rate environment, which continues to dampen mortgage origination and refinancing activity. Wealth management income declined reflecting volatility and asset value erosion in the marketplace. Insurance commission income declined due to the disposition of the Company's insurance business during the year. Fees from bank cards diminished as a result of regulatory restrictions on fee recognition effective in the second quarter of the current year. Other income declined from the prior year as a result of the decline in credit related fees, the inclusion in 2021 of the impact from the full payoff of a purchased credit deteriorated loan and activity-based vendor incentives. Service charge income grew modestly as a result of increased customer activity.

Non-interest expense decreased 1% to $257.3 million for the year ended December 31, 2022, compared to $260.5 million for 2021. Excluding merger, acquisition and disposal expense from the current and prior year periods, the earn-out accrual associated with the performance of the 2020 acquisition of Rembert Pendleton Jackson and the $9.1 million in prepayment penalties on FHLB borrowings that occurred in the prior year, non-interest expense increased 1% year-over-year. The drivers of the increase in non-interest expense were a 2% increase in salaries and benefits and an 8% increase in other expense, excluding the FHLB prepayment penalties and the earn-out expense. The year-over-year increase in salaries and benefits was the result of staffing increases, salary adjustments and other increased benefit costs. The rise in other non-interest expense was driven by increased costs in other various categories of operating expenses. Marketing costs increased 10% as a result of specific initiatives and outside data services increased 14% as a result of transaction volumes, while professional fees and service costs decreased 11% for the period due to a reduction in the utilization of consultant services. Combined occupancy and equipment expense was lower by 4% as a result of lower depreciation and rental expense, which exceeded higher software related expenses.

For the year ended December 31, 2022, the GAAP efficiency ratio was 50.05% compared to 49.47% for the same period in 2021. The non-GAAP efficiency ratio for the current year was 49.66% compared to the 46.17% for the prior year. The growth in the current year’s non-GAAP efficiency ratio compared to the prior year, indicating a decline in efficiency, was the result of the 5% decrease in non-GAAP revenue combined with the 2% growth in non-GAAP non-interest expense.

Explanation of Non-GAAP Financial Measures

This news release contains financial information and performance measures determined by methods other than in accordance with generally accepted accounting principles in the United States (“GAAP”). The Company’s management believes that the supplemental non-GAAP information provides a better comparison of period-to-period operating performance. Additionally, the Company believes this information is utilized by regulators and market analysts to evaluate a company’s financial condition and, therefore, such information is useful to investors. Non-GAAP measures used in this release consist of the following:

•Tangible common equity and related measures are non-GAAP measures that exclude the impact of goodwill and other intangible assets.
•The non-GAAP efficiency ratio excludes amortization of intangible assets, loss on FHLB redemption, gain on disposal of assets, contingent payment expense, merger, acquisition and disposal expense and investment securities gains and includes tax-equivalent income.
•Core earnings and the related measures of core earnings per diluted common share, core return on average assets and core return on average tangible common equity reflect net income exclusive of merger, acquisition and disposal expense, amortization of intangible assets, loss on FHLB redemption, contingent payment expense, gain on disposal of assets and investment securities gains, on a net of tax basis.

These disclosures should not be viewed as a substitute for financial results in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Please refer to the non-GAAP Reconciliation tables included with this release for a reconciliation of these non-GAAP measures to the most directly comparable GAAP measure.

Conference Call

The Company’s management will host a conference call to discuss its fourth quarter results today at 2:00 p.m. (ET). A live Webcast of the conference call is available through the Investor Relations section of the Sandy Spring Website at www.sandyspringbank.com. Participants may call 1-844-200-6205. Please use the following access code: 970945. Visitors to the Website are advised to log on 10 minutes ahead of the scheduled start of the call. An internet-based replay will be available on the website until February 9, 2023. A replay of the teleconference will be available through the same time period by calling 1-866-813-9403 under conference call number 813195.

About Sandy Spring Bancorp, Inc.

Sandy Spring Bancorp, Inc., headquartered in Olney, Maryland, is the holding company for Sandy Spring Bank, a premier community bank in the Greater Washington, D.C. region. With over 50 locations, the bank offers a broad range of commercial and retail banking, mortgage, private banking, and trust services throughout Maryland, Virginia, and Washington, D.C. Through its subsidiaries, Rembert Pendleton Jackson and West Financial Services, Inc., Sandy Spring Bank also offers a comprehensive menu of wealth management services.

Category: Webcast
Source: Sandy Spring Bancorp, Inc.
Code: SASR-E

For additional information or questions, please contact:
Daniel J. Schrider, Chairman, President & Chief Executive Officer, or
Philip J. Mantua, E.V.P. & Chief Financial Officer
Sandy Spring Bancorp
17801 Georgia Avenue
Olney, Maryland 20832
1-800-399-5919
Email: DSchrider@sandyspringbank.com
PMantua@sandyspringbank.com
Website: www.sandyspringbank.com

Media Contact:
Jen Schell
301-570-8331
jschell@sandyspringbank.com

Forward-Looking Statements

Sandy Spring Bancorp’s forward-looking statements are subject to significant risks and uncertainties that may cause actual results to differ materially from those in such statements. These risks and uncertainties include, but are not limited to, the risks identified in our quarterly and annual reports and the following: changes in general business and economic conditions nationally or in the markets that we serve; changes in consumer and business confidence, investor sentiment, or consumer spending or savings behavior; changes in the level of inflation; changes in the demand for loans, deposits and other financial services that we provide; the possibility that future credit losses may be higher than currently expected; the impact of the interest rate environment on our business, financial condition and results of operations; the impact of compliance with changes in laws, regulations and regulatory interpretations, including changes in income taxes; changes in credit ratings assigned to us or our subsidiaries; the ability to realize benefits and cost savings from, and limit any unexpected liabilities associated with, any business combinations; competitive pressures among financial services companies; the ability to attract, develop and retain qualified employees; our ability to maintain the security of our data processing and information technology systems; the impact of changes in accounting policies, including the introduction of new accounting standards; the impact of judicial or regulatory proceedings; the impact of fiscal and governmental policies of the United States federal government; the impact of health emergencies, epidemics or pandemics; the effects of climate change; and the impact of natural disasters, extreme weather events, military conflict, terrorism or other geopolitical events. Sandy Spring Bancorp provides greater detail regarding some of these factors in its Form 10-K for the year ended December 31, 2021, including in the Risk Factors section of that report, and in its other SEC reports. Sandy Spring Bancorp’s forward-looking statements may also be subject to other risks and uncertainties, including those that it may discuss elsewhere in this news release or in its filings with the SEC, accessible on the SEC’s Web site at www.sec.gov.

Sandy Spring Bancorp, Inc. and Subsidiaries
FINANCIAL HIGHLIGHTS - UNAUDITED

	Three Months Ended December 31,		% Change	Year Ended December 31,		% Change
(Dollars in thousands, except per share data)	2022	2021		2022	2021
Results of operations:
Net interest income	$106,643	$105,268	1%	$427,004	$424,518	1%
Provision/ (credit) for credit losses	10,801	1,585	N/M	34,372	(45,556)	N/M
Non-interest income	14,297	22,536	(37)	87,019	102,055	(15)
Non-interest expense	64,375	66,141	(3)	257,293	260,470	(1)
Income before income tax expense	45,764	60,078	(24)	222,358	311,659	(29)
Net income	33,980	45,404	(25)	166,299	235,107	(29)

Net income attributable to common shareholders	$33,866	$45,114	(25)	$165,618	$233,599	(29)
Pre-tax pre-provision net income (1)	$56,565	$61,663	(8)	$256,730	$266,103	(4)

Return on average assets	0.98%	1.41%		1.26%	1.83%
Return on average common equity	9.23%	11.87%		11.23%	15.48%
Return on average tangible common equity (1)	12.53%	16.07%		15.24%	21.01%
Net interest margin	3.26%	3.51%		3.44%	3.56%
Efficiency ratio - GAAP basis (2)	53.23%	51.75%		50.05%	49.47%
Efficiency ratio - Non-GAAP basis (2)	51.46%	50.17%		49.66%	46.17%

Per share data:
Basic net income per common share	$0.76	$0.99	(23)%	$3.69	$5.00	(26)%
Diluted net income per common share	$0.76	$0.99	(24)	$3.68	$4.98	(26)
Weighted average diluted common shares	44,828,827	45,655,924	(2)	45,039,022	46,899,085	(4)
Dividends declared per share	$0.34	$0.32	6	$1.36	$1.28	6
Book value per common share	$33.23	$33.68	(1)	$33.23	$33.68	(1)
Tangible book value per common share (1)	$24.64	$24.90	(1)	$24.64	$24.90	(1)
Outstanding common shares	44,657,054	45,118,930	(1)	44,657,054	45,118,930	(1)

Financial condition at period-end:
Investment securities	$1,543,208	$1,507,062	2%	$1,543,208	$1,507,062	2%
Loans	11,396,706	9,967,091	14	11,396,706	9,967,091	14
Assets	13,833,119	12,590,726	10	13,833,119	12,590,726	10
Deposits	10,953,421	10,624,731	3	10,953,421	10,624,731	3
Stockholders' equity	1,483,768	1,519,679	(2)	1,483,768	1,519,679	(2)

Capital ratios:
Tier 1 leverage (3)	9.33%	9.26%		9.33%	9.26%
Common equity tier 1 capital to risk-weighted assets (3)	10.23%	11.91%		10.23%	11.91%
Tier 1 capital to risk-weighted assets (3)	10.23%	11.91%		10.23%	11.91%
Total regulatory capital to risk-weighted assets (3)	14.20%	14.59%		14.20%	14.59%
Tangible common equity to tangible assets (4)	8.18%	9.21%		8.18%	9.21%
Average equity to average assets	10.61%	11.87%		11.20%	11.85%

Credit quality ratios:
Allowance for credit losses to loans	1.20%	1.10%		1.20%	1.10%
Non-performing loans to total loans	0.35%	0.49%		0.35%	0.49%
Non-performing assets to total assets	0.29%	0.40%		0.29%	0.40%
Allowance for credit losses to non-performing loans	346.15%	223.61%		346.15%	223.61%
Annualized net charge-offs to average loans (5)	—%	0.01%		—%	0.11%

(1)Represents a non-GAAP measure.
(2)The efficiency ratio - GAAP basis is non-interest expense divided by net interest income plus non-interest income from the Condensed Consolidated Statements of Income. The traditional efficiency ratio - Non-GAAP basis excludes intangible asset amortization, loss on FHLB redemption, contingent payment expense, and merger, acquisition and disposal expense from non-interest expense; gain on disposal of assets and investment securities gains from non-interest income; and adds the tax-equivalent adjustment to net interest income. See the Reconciliation Table included with these Financial Highlights.
(3)Estimated ratio at December 31, 2022.
(4)The tangible common equity to tangible assets ratio is a non-GAAP ratio that divides assets excluding intangible assets into stockholders' equity after deducting intangible assets. See the Reconciliation Table included with these Financial Highlights.
(5)Calculation utilizes average loans, excluding residential mortgage loans held-for-sale.

Sandy Spring Bancorp, Inc. and Subsidiaries
RECONCILIATION TABLE - UNAUDITED (CONTINUED)
OPERATING EARNINGS - METRICS

	Three Months Ended December 31,		Year Ended December 31,
(Dollars in thousands)	2022	2021	2022	2021
Core earnings (non-GAAP):
Net income (GAAP)	$33,980	$45,404	$166,299	$235,107
Plus/ (less) non-GAAP adjustments (net of tax)(1):
Merger, acquisition and disposal expense	—	—	796	33
Amortization of intangible assets	1,049	1,197	4,333	4,908
Loss on FHLB redemption	—	—	—	6,779
Gain on disposal of assets	—	—	(12,309)	—
Investment securities (gains)/ losses	293	(26)	257	(158)
Contingent payment expense	—	—	929	—
Core earnings (Non-GAAP)	$35,322	$46,575	$160,305	$246,669

Core earnings per diluted common share (non-GAAP):
Weighted average common shares outstanding - diluted (GAAP)	44,828,827	45,655,924	45,039,022	46,899,085

Earnings per diluted common share (GAAP)	$0.76	$0.99	$3.68	$4.98
Core earnings per diluted common share (non-GAAP)	$0.79	$1.02	$3.56	$5.26

Core return on average assets (non-GAAP):
Average assets (GAAP)	$13,769,472	$12,791,526	$13,218,824	$12,818,202

Return on average assets (GAAP)	0.98%	1.41%	1.26%	1.83%
Core return on average assets (non-GAAP)	1.02%	1.44%	1.21%	1.92%

Core return on average tangible common equity (non-GAAP):
Average total stockholders' equity (GAAP)	$1,460,254	$1,517,793	$1,480,198	$1,518,607
Average goodwill	(363,436)	(370,223)	(366,244)	(370,223)
Average other intangible assets, net	(20,739)	(26,954)	(23,009)	(29,403)
Average tangible common equity (non-GAAP)	$1,076,079	$1,120,616	$1,090,945	$1,118,981

Return on average tangible common equity (non-GAAP)	12.53%	16.07%	15.24%	21.01%
Core return on average tangible common equity (non-GAAP)	13.02%	16.49%	14.69%	22.04%
(1) Tax adjustments have been determined using the combined marginal federal and state rate of 25.47% and 25.64% for 2022 and 2021, respectively.

Sandy Spring Bancorp, Inc. and Subsidiaries
RECONCILIATION TABLE - UNAUDITED

	Three Months Ended December 31,		Year Ended December 31,
(Dollars in thousands)	2022	2021	2022	2021
Pre-tax pre-provision net income:
Net income (GAAP)	$33,980	$45,404	$166,299	$235,107
Plus/ (less) non-GAAP adjustments:
Income tax expense	11,784	14,674	56,059	76,552
Provision/ (credit) for credit losses	10,801	1,585	34,372	(45,556)
Pre-tax pre-provision net income (non-GAAP)	$56,565	$61,663	$256,730	$266,103

Efficiency ratio (GAAP):
Non-interest expense	$64,375	$66,141	$257,293	$260,470

Net interest income plus non-interest income	$120,940	$127,804	$514,023	$526,573

Efficiency ratio (GAAP)	53.23%	51.75%	50.05%	49.47%

Efficiency ratio (Non-GAAP):
Non-interest expense	$64,375	$66,141	$257,293	$260,470
Less non-GAAP adjustments:
Amortization of intangible assets	1,408	1,609	5,814	6,600
Loss on FHLB redemption	—	—	—	9,117
Merger, acquisition and disposal expense	—	—	1,068	45
Contingent payment expense	—	—	1,247	—
Non-interest expense - as adjusted	$62,967	$64,532	$249,164	$244,708

Net interest income plus non-interest income	$120,940	$127,804	$514,023	$526,573
Plus non-GAAP adjustment:
Tax-equivalent income	1,032	862	3,841	3,703
Less/ (plus) non-GAAP adjustment:
Investment securities gains/ (losses)	(393)	34	(345)	212
Gain on disposal of assets	—	—	16,516	—
Net interest income plus non-interest income - as adjusted	$122,365	$128,632	$501,693	$530,064

Efficiency ratio (Non-GAAP)	51.46%	50.17%	49.66%	46.17%

Tangible common equity ratio:
Total stockholders' equity	$1,483,768	$1,519,679	$1,483,768	$1,519,679
Goodwill	(363,436)	(370,223)	(363,436)	(370,223)
Other intangible assets, net	(19,855)	(25,920)	(19,855)	(25,920)
Tangible common equity	$1,100,477	$1,123,536	$1,100,477	$1,123,536

Total assets	$13,833,119	$12,590,726	$13,833,119	$12,590,726
Goodwill	(363,436)	(370,223)	(363,436)	(370,223)
Other intangible assets, net	(19,855)	(25,920)	(19,855)	(25,920)
Tangible assets	$13,449,828	$12,194,583	$13,449,828	$12,194,583

Tangible common equity ratio	8.18%	9.21%	8.18%	9.21%

Outstanding common shares	44,657,054	45,118,930	44,657,054	45,118,930
Tangible book value per common share	$24.64	$24.90	$24.64	$24.90

Sandy Spring Bancorp, Inc. and Subsidiaries
CONDENSED CONSOLIDATED STATEMENTS OF CONDITION - UNAUDITED

(Dollars in thousands)	December 31, 2022	December 31, 2021
Assets
Cash and due from banks	$88,152	$65,630
Federal funds sold	193	312
Interest-bearing deposits with banks	103,887	354,078
Cash and cash equivalents	192,232	420,020
Residential mortgage loans held for sale (at fair value)	11,706	39,409
Investments held-to-maturity (fair value of $220,123)	259,452	—
Investments available-for-sale (at fair value)	1,214,538	1,465,896
Other investments, at cost	69,218	41,166
Total loans	11,396,706	9,967,091
Less: allowance for credit losses - loans	(136,242)	(109,145)
Net loans	11,260,464	9,857,946
Premises and equipment, net	67,070	59,685
Other real estate owned	645	1,034
Accrued interest receivable	41,172	34,349
Goodwill	363,436	370,223
Other intangible assets, net	19,855	25,920
Other assets	333,331	275,078
Total assets	$13,833,119	$12,590,726

Liabilities
Noninterest-bearing deposits	$3,673,300	$3,779,630
Interest-bearing deposits	7,280,121	6,845,101
Total deposits	10,953,421	10,624,731
Securities sold under retail repurchase agreements and federal funds purchased	321,967	141,086
Advances from FHLB	550,000	—
Subordinated debt	370,205	172,712
Total borrowings	1,242,172	313,798
Accrued interest payable and other liabilities	153,758	132,518
Total liabilities	12,349,351	11,071,047

Stockholders' equity
Common stock -- par value $1.00; shares authorized 100,000,000; shares issued and outstanding 44,657,054 and 45,118,930 at December 31, 2022 and December 31, 2021, respectively	44,657	45,119
Additional paid in capital	734,273	751,072
Retained earnings	836,789	732,027
Accumulated other comprehensive loss	(131,951)	(8,539)
Total stockholders' equity	1,483,768	1,519,679
Total liabilities and stockholders' equity	$13,833,119	$12,590,726

Sandy Spring Bancorp, Inc. and Subsidiaries
CONDENSED CONSOLIDATED STATEMENTS OF INCOME - UNAUDITED

	Three Months Ended December 31,		Year Ended December 31,
(Dollars in thousands, except per share data)	2022	2021	2022	2021
Interest income:
Interest and fees on loans	$135,079	$103,589	$462,121	$423,152
Interest on loans held for sale	234	271	738	1,736
Interest on deposits with banks	1,427	330	2,672	725
Interest and dividends on investment securities:
Taxable	6,047	3,888	20,519	16,118
Tax-advantaged	2,509	1,992	9,609	8,552
Interest on federal funds sold	4	1	8	1
Total interest income	145,300	110,071	495,667	450,284
Interest Expense:
Interest on deposits	28,276	2,820	43,854	15,022
Interest on retail repurchase agreements and federal funds purchased	1,697	43	2,929	182
Interest on advances from FHLB	4,759	—	7,825	2,649
Interest on subordinated debt	3,925	1,940	14,055	7,913
Total interest expense	38,657	4,803	68,663	25,766
Net interest income	106,643	105,268	427,004	424,518
Provision/ (credit) for credit losses	10,801	1,585	34,372	(45,556)
Net interest income after provision/ (credit) for credit losses	95,842	103,683	392,632	470,074
Non-interest income:
Investment securities gains/ (losses)	(393)	34	(345)	212
Gain on disposal of assets	—	—	16,516	—
Service charges on deposit accounts	2,419	2,305	9,803	8,241
Mortgage banking activities	783	3,622	6,130	24,509
Wealth management income	8,472	9,598	35,774	36,841
Insurance agency commissions	—	1,332	2,927	7,017
Income from bank owned life insurance	950	819	3,141	3,022
Bank card fees	463	1,818	4,379	6,896
Other income	1,603	3,008	8,694	15,317
Total non-interest income	14,297	22,536	87,019	102,055
Non-interest expense:
Salaries and employee benefits	39,455	41,535	158,504	155,830
Occupancy expense of premises	4,728	5,693	19,255	22,405
Equipment expenses	3,859	3,427	14,779	12,883
Marketing	1,354	1,090	5,197	4,730
Outside data services	2,707	2,123	10,199	8,983
FDIC insurance	1,462	991	4,792	4,294
Amortization of intangible assets	1,408	1,609	5,814	6,600
Merger, acquisition and disposal expense	—	—	1,068	45
Professional fees and services	2,573	2,381	9,169	10,308
Other expenses	6,829	7,292	28,516	34,392
Total non-interest expense	64,375	66,141	257,293	260,470
Income before income tax expense	45,764	60,078	222,358	311,659
Income tax expense	11,784	14,674	56,059	76,552
Net income	$33,980	$45,404	$166,299	$235,107

Net income per share amounts:
Basic net income per common share	$0.76	$0.99	$3.69	$5.00
Diluted net income per common share	$0.76	$0.99	$3.68	$4.98
Dividends declared per share	$0.34	$0.32	$1.36	$1.28

Sandy Spring Bancorp, Inc. and Subsidiaries
HISTORICAL TRENDS - QUARTERLY FINANCIAL DATA - UNAUDITED

	2022				2021
(Dollars in thousands, except per share data)	Q4	Q3	Q2	Q1	Q4	Q3	Q2	Q1
Profitability for the quarter:
Tax-equivalent interest income	$146,332	$131,373	$114,901	$106,902	$110,933	$112,060	$115,753	$115,241
Interest expense	38,657	17,462	7,959	4,585	4,803	4,525	6,777	9,661
Tax-equivalent net interest income	107,675	113,911	106,942	102,317	106,130	107,535	108,976	105,580
Tax-equivalent adjustment	1,032	951	992	866	862	931	930	980
Provision/ (credit) for credit losses	10,801	18,890	3,046	1,635	1,585	(8,229)	(4,204)	(34,708)
Non-interest income	14,297	16,882	35,245	20,595	22,536	24,394	26,259	28,866
Non-interest expense	64,375	65,780	64,991	62,147	66,141	63,181	62,975	68,173
Income before income tax expense	45,764	45,172	73,158	58,264	60,078	76,046	75,534	100,001
Income tax expense	11,784	11,588	18,358	14,329	14,674	19,070	18,271	24,537
Net income	$33,980	$33,584	$54,800	$43,935	$45,404	$56,976	$57,263	$75,464
GAAP financial performance:
Return on average assets	0.98%	0.99%	1.69%	1.42%	1.41%	1.75%	1.79%	2.39%
Return on average common equity	9.23%	8.96%	14.97%	11.83%	11.87%	14.54%	15.07%	20.72%
Return on average tangible common equity	12.53%	12.10%	20.42%	16.04%	16.07%	19.56%	20.44%	28.47%
Net interest margin	3.26%	3.53%	3.49%	3.49%	3.51%	3.52%	3.63%	3.56%
Efficiency ratio - GAAP basis	53.23%	50.66%	46.03%	50.92%	51.75%	48.23%	46.89%	51.08%
Non-GAAP financial performance:
Pre-tax pre-provision net income	$56,565	$64,062	$76,204	$59,899	$61,663	$67,817	$71,330	$65,293
Core after-tax earnings	$35,322	$35,695	$44,238	$45,050	$46,575	$58,151	$58,446	$83,511
Core return on average assets	1.02%	1.05%	1.37%	1.45%	1.44%	1.79%	1.83%	2.65%
Core return on average common equity	9.60%	9.53%	12.09%	12.13%	12.17%	14.84%	15.38%	22.93%
Core return on average tangible common equity	13.02%	12.86%	16.49%	16.45%	16.49%	19.96%	20.87%	31.50%
Core earnings per diluted common share	$0.79	$0.80	$0.98	$0.99	$1.02	$1.23	$1.23	$1.76
Efficiency ratio - Non-GAAP basis	51.46%	48.18%	49.79%	49.34%	50.17%	46.67%	45.36%	42.65%
Per share data:
Net income attributable to common shareholders	$33,866	$33,470	$54,606	$43,667	$45,114	$56,622	$56,782	$74,824
Basic net income per common share	$0.76	$0.75	$1.21	$0.97	$0.99	$1.21	$1.20	$1.59
Diluted net income per common share	$0.76	$0.75	$1.21	$0.96	$0.99	$1.20	$1.19	$1.58
Weighted average diluted common shares	44,828,827	44,780,560	45,111,693	45,333,292	45,655,924	47,086,824	47,523,198	47,415,060
Dividends declared per share	$0.34	$0.34	$0.34	$0.34	$0.32	$0.32	$0.32	$0.32
Non-interest income:
Securities gains/ (losses)	$(393)	$2	$38	$8	$34	$49	$71	$58
Gain/ (loss) on disposal of assets	—	(183)	16,699	—	—	—	—	—
Service charges on deposit accounts	2,419	2,591	2,467	2,326	2,305	2,108	1,976	1,852
Mortgage banking activities	783	1,566	1,483	2,298	3,622	4,942	5,776	10,169
Wealth management income	8,472	8,867	9,098	9,337	9,598	9,392	9,121	8,730
Insurance agency commissions	—	—	812	2,115	1,332	2,285	1,247	2,153
Income from bank owned life insurance	950	693	703	795	819	818	705	680
Bank card fees	463	438	1,810	1,668	1,818	1,775	1,785	1,518
Other income	1,603	2,908	2,135	2,048	3,008	3,025	5,578	3,706
Total non-interest income	$14,297	$16,882	$35,245	$20,595	$22,536	$24,394	$26,259	$28,866
Non-interest expense:
Salaries and employee benefits	$39,455	$40,126	$39,550	$39,373	$41,535	$38,653	$38,990	$36,652
Occupancy expense of premises	4,728	4,759	4,734	5,034	5,693	5,728	5,497	5,487
Equipment expenses	3,859	3,825	3,559	3,536	3,427	3,214	3,020	3,222
Marketing	1,354	1,370	1,280	1,193	1,090	1,376	1,052	1,212
Outside data services	2,707	2,509	2,564	2,419	2,123	2,317	2,260	2,283
FDIC insurance	1,462	1,268	1,078	984	991	361	1,450	1,492
Amortization of intangible assets	1,408	1,432	1,466	1,508	1,609	1,635	1,659	1,697
Merger, acquisition and disposal expense	—	1	1,067	—	—	—	—	45
Professional fees and services	2,573	2,207	2,372	2,017	2,381	3,031	3,165	1,731
Other expenses	6,829	8,283	7,321	6,083	7,292	6,866	5,882	14,352
Total non-interest expense	$64,375	$65,780	$64,991	$62,147	$66,141	$63,181	$62,975	$68,173

Sandy Spring Bancorp, Inc. and Subsidiaries
HISTORICAL TRENDS - QUARTERLY FINANCIAL DATA - UNAUDITED

	2022				2021
(Dollars in thousands, except per share data)	Q4	Q3	Q2	Q1	Q4	Q3	Q2	Q1
Balance sheets at quarter end:
Commercial investor real estate loans	$5,130,094	$5,066,843	$4,761,658	$4,388,275	$4,141,346	$3,743,698	$3,712,374	$3,652,418
Commercial owner-occupied real estate loans	1,775,037	1,743,724	1,767,326	1,692,253	1,690,881	1,661,092	1,687,843	1,644,848
Commercial AD&C loans	1,090,028	1,143,783	1,094,528	1,089,331	1,088,094	1,177,949	1,126,960	1,051,013
Commercial business loans	1,455,885	1,393,634	1,353,380	1,349,602	1,481,834	1,594,528	1,974,366	2,411,109
Residential mortgage loans	1,287,933	1,218,552	1,147,577	1,000,697	937,570	911,997	960,527	1,022,546
Residential construction loans	224,772	229,243	235,486	204,259	197,652	181,319	172,869	171,028
Consumer loans	432,957	423,034	426,335	419,911	429,714	450,765	457,576	493,904
Total loans	11,396,706	11,218,813	10,786,290	10,144,328	9,967,091	9,721,348	10,092,515	10,446,866
Allowance for credit losses - loans	(136,242)	(128,268)	(113,670)	(110,588)	(109,145)	(107,920)	(123,961)	(130,361)
Loans held for sale	11,706	11,469	23,610	17,537	39,409	44,678	71,082	84,930
Investment securities	1,543,208	1,587,279	1,595,424	1,586,441	1,507,062	1,470,652	1,482,123	1,472,727
Total assets	13,833,119	13,765,597	13,303,009	12,967,416	12,590,726	13,017,464	12,925,577	12,873,366
Noninterest-bearing demand deposits	3,673,300	3,993,480	4,129,440	4,039,797	3,779,630	3,987,411	4,000,636	3,770,852
Total deposits	10,953,421	10,749,486	10,969,461	10,852,794	10,624,731	10,987,400	10,866,466	10,677,752
Customer repurchase agreements	61,967	91,287	110,744	130,784	141,086	147,504	140,708	129,318
Total stockholders' equity	1,483,768	1,451,862	1,477,169	1,488,910	1,519,679	1,546,060	1,562,280	1,511,694
Quarterly average balance sheets:
Commercial investor real estate loans	$5,082,697	$4,898,683	$4,512,937	$4,220,246	$3,769,529	$3,678,886	$3,675,119	$3,634,174
Commercial owner-occupied real estate loans	1,753,351	1,755,891	1,727,325	1,683,557	1,669,737	1,671,442	1,663,543	1,638,885
Commercial AD&C loans	1,136,780	1,115,531	1,096,369	1,102,660	1,140,059	1,161,183	1,089,287	1,049,597
Commercial business loans	1,373,565	1,327,218	1,334,350	1,372,755	1,482,901	1,820,598	2,225,885	2,291,097
Residential mortgage loans	1,251,829	1,177,664	1,070,836	964,056	925,093	934,365	994,899	1,066,714
Residential construction loans	231,318	235,123	221,031	197,366	186,129	170,511	176,135	179,925
Consumer loans	426,134	422,963	421,022	424,859	436,030	452,289	468,686	496,578
Total loans	11,255,674	10,933,073	10,383,870	9,965,499	9,609,478	9,889,274	10,293,554	10,356,970
Loans held for sale	10,901	15,211	12,744	17,594	29,426	50,075	66,958	82,263
Investment securities	1,717,455	1,734,036	1,686,181	1,617,615	1,535,265	1,403,496	1,482,905	1,407,455
Interest-earning assets	13,134,234	12,833,758	12,283,834	11,859,803	12,012,576	12,121,048	12,037,701	12,029,424
Total assets	13,769,472	13,521,595	12,991,692	12,576,089	12,791,526	12,886,460	12,798,355	12,801,539
Noninterest-bearing demand deposits	3,833,275	3,995,702	4,001,762	3,758,732	3,879,572	3,869,293	3,763,135	3,394,110
Total deposits	11,025,843	10,740,999	10,829,221	10,542,029	10,809,665	10,832,115	10,663,346	10,343,190
Customer repurchase agreements	74,797	104,742	122,728	131,487	144,988	145,483	136,286	148,195
Total interest-bearing liabilities	8,310,278	7,892,230	7,377,045	7,163,641	7,247,756	7,315,021	7,356,656	7,742,987
Total stockholders' equity	1,460,254	1,486,427	1,468,036	1,506,516	1,517,793	1,554,765	1,523,875	1,477,150
Financial measures:
Average equity to average assets	10.61%	10.99%	11.30%	11.98%	11.87%	12.07%	11.91%	11.54%
Average investment securities to average earning assets	13.08%	13.51%	13.73%	13.64%	12.78%	11.58%	12.32%	11.70%
Average loans to average earning assets	85.70%	85.19%	84.53%	84.03%	80.00%	81.59%	85.51%	86.10%
Loans to assets	82.39%	81.50%	81.08%	78.23%	79.16%	74.68%	78.08%	81.15%
Loans to deposits	104.05%	104.37%	98.33%	93.47%	93.81%	88.48%	92.88%	97.84%
Assets under management	$5,255,306	$4,969,092	$5,171,321	$5,793,787	$6,078,204	$5,733,311	$5,676,141	$5,401,158
Capital measures:
Tier 1 leverage (1)	9.33%	9.33%	9.53%	9.66%	9.26%	9.33%	9.49%	9.14%
Common equity tier 1 capital to risk-weighted assets (1)	10.23%	10.18%	10.42%	10.78%	11.91%	12.53%	12.49%	12.11%
Tier 1 capital to risk-weighted assets (1)	10.23%	10.18%	10.42%	10.78%	11.91%	12.53%	12.49%	12.11%
Total regulatory capital to risk-weighted assets (1)	14.20%	14.15%	14.46%	15.02%	14.59%	15.30%	15.85%	15.52%
Book value per common share	$33.23	$32.52	$33.10	$32.97	$33.68	$33.52	$33.02	$32.04
Outstanding common shares	44,657,054	44,644,269	44,629,697	45,162,908	45,118,930	46,119,074	47,312,982	47,187,389
(1) Estimated ratio at December 31, 2022.

Sandy Spring Bancorp, Inc. and Subsidiaries
LOAN PORTFOLIO QUALITY DETAIL - UNAUDITED

	2022				2021
(Dollars in thousands)	December 31,	September 30,	June 30,	March 31,	December 31,	September 30,	June 30,	March 31,
Non-performing assets:
Loans 90 days past due:
Commercial real estate:
Commercial investor real estate	$—	$—	$—	$—	$—	$14,830	$—	$—
Commercial owner-occupied real estate	—	—	—	—	—	—	—	—
Commercial AD&C	—	—	—	—	—	7,344	—	—
Commercial business	1,002	1,966	—	—	—	—	—	31
Residential real estate:
Residential mortgage	—	167	353	296	557	679	680	398
Residential construction	—	—	—	—	—	—	—	—
Consumer	—	34	—	—	—	—	—	—
Total loans 90 days past due	1,002	2,167	353	296	557	22,853	680	429
Non-accrual loans:
Commercial real estate:
Commercial investor real estate	9,943	14,038	11,245	11,743	12,489	15,386	42,072	42,776
Commercial owner-occupied real estate	5,019	6,294	7,869	8,083	9,306	9,854	8,183	8,316
Commercial AD&C	—	—	1,353	1,081	650	1,022	14,489	14,975
Commercial business	7,322	7,198	7,542	8,357	8,420	9,454	9,435	13,147
Residential real estate:
Residential mortgage	7,439	7,514	7,305	8,148	8,441	9,511	9,440	9,593
Residential construction	—	—	1	51	55	62	62	—
Consumer	5,059	5,173	5,692	6,406	6,725	7,826	7,718	7,193
Total non-accrual loans	34,782	40,217	41,007	43,869	46,086	53,115	91,399	96,000
Total restructured loans - accruing	3,575	2,077	2,119	2,161	2,167	2,199	2,228	2,271
Total non-performing loans	39,359	44,461	43,479	46,326	48,810	78,167	94,307	98,700
Other assets and other real estate owned (OREO)	645	739	739	1,034	1,034	1,105	1,234	1,354
Total non-performing assets	$40,004	$45,200	$44,218	$47,360	$49,844	$79,272	$95,541	$100,054

	For the Quarter Ended,
(Dollars in thousands)	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021
Analysis of non-accrual loan activity:
Balance at beginning of period	$40,217	$41,007	$43,869	$46,086	$53,115	$91,399	$96,000	$112,361
Non-accrual balances transferred to OREO	—	—	—	—	—	—	(257)	—
Non-accrual balances charged-off	(22)	(197)	(376)	(265)	(754)	(7,171)	(2,166)	(699)
Net payments or draws	(9,535)	(3,509)	(3,234)	(2,787)	(5,786)	(36,526)	(3,693)	(16,028)
Loans placed on non-accrual	5,467	4,212	948	1,503	511	5,699	1,515	421
Non-accrual loans brought current	(1,345)	(1,296)	(200)	(668)	(1,000)	(286)	—	(55)
Balance at end of period	$34,782	$40,217	$41,007	$43,869	$46,086	$53,115	$91,399	$96,000

Analysis of allowance for credit losses - loans:
Balance at beginning of period	$128,268	$113,670	$110,588	$109,145	$107,920	$123,961	$130,361	$165,367
Provision/ (credit) for credit losses - loans	7,907	14,092	3,046	1,635	1,585	(8,229)	(4,204)	(34,708)
Less loans charged-off, net of recoveries:
Commercial real estate:
Commercial investor real estate	(1)	—	(300)	(19)	(109)	5,797	(144)	(27)
Commercial owner-occupied real estate	(27)	(10)	(12)	—	—	136	—	—
Commercial AD&C	—	—	—	—	—	2,007	—	—
Commercial business	(13)	(512)	331	111	564	(53)	2,359	634
Residential real estate:
Residential mortgage	(50)	(8)	(9)	120	(80)	(49)	(11)	(270)
Residential construction	—	(3)	(5)	—	(2)	(2)	(1)	—
Consumer	24	27	(41)	(20)	(13)	(24)	(7)	(39)
Net charge-offs/ (recoveries)	(67)	(506)	(36)	192	360	7,812	2,196	298
Balance at the end of period	$136,242	$128,268	$113,670	$110,588	$109,145	$107,920	$123,961	$130,361

Asset quality ratios:
Non-performing loans to total loans	0.35%	0.40%	0.40%	0.46%	0.49%	0.80%	0.93%	0.94%
Non-performing assets to total assets	0.29%	0.33%	0.33%	0.37%	0.40%	0.61%	0.74%	0.78%
Allowance for credit losses to loans	1.20%	1.14%	1.05%	1.09%	1.10%	1.11%	1.23%	1.25%
Allowance for credit losses to non-performing loans	346.15%	288.50%	261.44%	238.72%	223.61%	138.06%	131.44%	132.08%
Annualized net charge-offs/ (recoveries) to average loans	—%	(0.02)%	—%	0.01%	0.01%	0.31%	0.09%	0.01%

Sandy Spring Bancorp, Inc. and Subsidiaries
CONSOLIDATED AVERAGE BALANCES, YIELDS AND RATES - UNAUDITED

	Three Months Ended December 31,
	2022			2021
(Dollars in thousands and tax-equivalent)	Average Balances	Interest (1)	Annualized Average Yield/Rate	Average Balances	Interest (1)	Annualized Average Yield/Rate
Assets
Commercial investor real estate loans	$5,082,697	$56,353	4.40%	$3,769,529	$38,452	4.05%
Commercial owner-occupied real estate loans	1,753,351	20,433	4.62	1,669,737	19,239	4.57
Commercial AD&C loans	1,136,780	18,868	6.59	1,140,059	11,543	4.02
Commercial business loans	1,373,565	20,395	5.89	1,482,901	21,500	5.75
Total commercial loans	9,346,393	116,049	4.93	8,062,226	90,734	4.47
Residential mortgage loans	1,251,829	10,919	3.49	925,093	7,829	3.39
Residential construction loans	231,318	1,851	3.17	186,129	1,521	3.24
Consumer loans	426,134	6,775	6.31	436,030	3,928	3.57
Total residential and consumer loans	1,909,281	19,545	4.08	1,547,252	13,278	3.42
Total loans (2)	11,255,674	135,594	4.78	9,609,478	104,012	4.30
Loans held for sale	10,901	234	8.58	29,426	271	3.68
Taxable securities	1,243,089	6,047	1.95	1,114,936	3,888	1.39
Tax-advantaged securities	474,366	3,026	2.55	420,329	2,431	2.31
Total investment securities (3)	1,717,455	9,073	2.11	1,535,265	6,319	1.65
Interest-bearing deposits with banks	149,651	1,427	3.78	837,741	330	0.16
Federal funds sold	553	4	2.97	666	1	0.15
Total interest-earning assets	13,134,234	146,332	4.43	12,012,576	110,933	3.67

Less: allowance for credit losses - loans	(127,404)			(106,873)
Cash and due from banks	94,840			78,370
Premises and equipment, net	65,958			59,450
Other assets	601,844			748,003
Total assets	$13,769,472			$12,791,526

Liabilities and Stockholders' Equity
Interest-bearing demand deposits	$1,398,120	$1,664	0.47%	$1,487,392	$211	0.06%
Regular savings deposits	528,306	232	0.17	512,814	46	0.04
Money market savings deposits	3,231,952	16,480	2.02	3,554,108	920	0.10
Time deposits	2,034,190	9,900	1.93	1,375,779	1,643	0.47
Total interest-bearing deposits	7,192,568	28,276	1.56	6,930,093	2,820	0.16
Federal funds purchased	172,478	1,677	3.86	11	—	0.06
Repurchase agreements	74,797	20	0.11	144,988	43	0.12
Advances from FHLB	500,326	4,759	3.77	—	—	—
Subordinated debt	370,109	3,925	4.24	172,664	1,940	4.49
Total borrowings	1,117,710	10,381	3.68	317,663	1,983	2.48
Total interest-bearing liabilities	8,310,278	38,657	1.85	7,247,756	4,803	0.26

Noninterest-bearing demand deposits	3,833,275			3,879,572
Other liabilities	165,665			146,405
Stockholders' equity	1,460,254			1,517,793
Total liabilities and stockholders' equity	$13,769,472			$12,791,526

Tax-equivalent net interest income and spread		$107,675	2.58%		$106,130	3.41%
Less: tax-equivalent adjustment		1,032			862
Net interest income		$106,643			$105,268

Interest income/earning assets			4.43%			3.67%
Interest expense/earning assets			1.17			0.16
Net interest margin			3.26%			3.51%
(1)Tax-equivalent income has been adjusted using the combined marginal federal and state rate of 25.47% and 25.64% for 2022 and 2021, respectively. The annualized taxable-equivalent adjustments utilized in the above table to compute yields aggregated to $1.0 million and $0.9 million in 2022 and 2021, respectively.
(2)Non-accrual loans are included in the average balances.
(3)Available-for-sale investments are presented at amortized cost.

Sandy Spring Bancorp, Inc. and Subsidiaries
CONSOLIDATED AVERAGE BALANCES, YIELDS AND RATES - UNAUDITED

	Year Ended December 31,
	2022			2021
(Dollars in thousands and tax-equivalent)	Average Balances	Interest (1)	Annualized Average Yield/Rate	Average Balances	Interest (1)	Annualized Average Yield/Rate
Assets
Commercial investor real estate loans	$4,681,607	$194,598	4.16%	$3,689,769	$152,977	4.15%
Commercial owner-occupied real estate loans	1,730,293	78,559	4.54	1,661,015	76,463	4.60
Commercial AD&C loans	1,112,936	56,689	5.09	1,110,420	44,460	4.00
Commercial business loans	1,351,906	69,765	5.16	1,952,537	94,391	4.83
Total commercial loans	8,876,742	399,611	4.50	8,413,741	368,291	4.38
Residential mortgage loans	1,117,053	37,551	3.36	979,754	33,874	3.46
Residential construction loans	221,341	6,963	3.15	178,171	6,127	3.44
Consumer loans	423,746	19,887	4.69	463,200	16,689	3.60
Total residential and consumer loans	1,762,140	64,401	3.65	1,621,125	56,690	3.50
Total loans (2)	10,638,882	464,012	4.36	10,034,866	424,981	4.24
Loans held for sale	14,097	738	5.24	57,016	1,736	3.05
Taxable securities	1,214,032	20,519	1.69	1,017,268	16,118	1.58
Tax-advantaged securities	475,187	11,559	2.43	440,215	10,426	2.37
Total investment securities (3)	1,689,219	32,078	1.90	1,457,483	26,544	1.82
Interest-bearing deposits with banks	189,465	2,672	1.41	500,400	725	0.14
Federal funds sold	574	8	1.41	570	1	0.12
Total interest-earning assets	12,532,237	499,508	3.99	12,050,335	453,987	3.77

Less: allowance for credit losses - loans	(116,170)			(130,437)
Cash and due from banks	84,992			95,620
Premises and equipment, net	63,379			57,198
Other assets	654,386			745,486
Total assets	$13,218,824			$12,818,202

Liabilities and Stockholders' Equity
Interest-bearing demand deposits	$1,457,833	$3,177	0.22%	$1,420,249	$911	0.06%
Regular savings deposits	547,510	294	0.05	482,331	235	0.05
Money market savings deposits	3,308,678	23,883	0.72	3,453,764	4,871	0.14
Time deposits	1,573,868	16,500	1.05	1,579,230	9,005	0.57
Total interest-bearing deposits	6,887,889	43,854	0.64	6,935,574	15,022	0.22
Federal funds purchased	107,785	2,805	2.60	15,154	13	0.08
Repurchase agreements	108,273	124	0.11	143,734	169	0.12
Advances from FHLB	256,621	7,825	3.05	111,311	2,649	2.38
Subordinated debt	328,939	14,055	4.27	208,199	7,913	3.80
Total borrowings	801,618	24,809	3.09	478,398	10,744	2.25
Total interest-bearing liabilities	7,689,507	68,663	0.89	7,413,972	25,766	0.35

Noninterest-bearing demand deposits	3,897,842			3,728,249
Other liabilities	151,277			157,374
Stockholders' equity	1,480,198			1,518,607
Total liabilities and stockholders' equity	$13,218,824			$12,818,202

Tax-equivalent net interest income and spread		$430,845	3.10%		$428,221	3.42%
Less: tax-equivalent adjustment		3,841			3,703
Net interest income		$427,004			$424,518

Interest income/earning assets			3.99%			3.77%
Interest expense/earning assets			0.55			0.21
Net interest margin			3.44%			3.56%
(1)Tax-equivalent income has been adjusted using the combined marginal federal and state rate of 25.47% and 25.64% for 2022 and 2021, respectively. The annualized taxable-equivalent adjustments utilized in the above table to compute yields aggregated to $3.8 million and $3.7 million in 2022 and 2021, respectively.
(2)Non-accrual loans are included in the average balances.
(3)Available-for-sale investments are presented at amortized cost.